                                                                    Exhibit 12.1

                             Everest Re Group, Ltd.
         Ratio of Earnings/(Losses) to Fixed Charges (including Annuity
                               Interest Expense)
                             (Dollars in thousands)

                                                 Six Months
                                                Ended June 30,                          Years Ended December 31,
                                              2003         2002         2002       2001        2000         1999         1998
                                              ----         ----         ----       ----        ----         ----         ----
Earnings: Income/(Loss)
      before income taxes/(benefits)        $ 235,886   $ 129,255    $ 262,044   $  90,343   $ 231,742   $  196,582   $   212,676

Fixed Charges:

      Assumed interest component
         of rent expense                          976         934        2,025       1,713       1,325        1,225         1,769
      Interest expense                         34,843      26,986       58,544      60,561      39,386        1,490             0
                                            ---------   ---------    ---------   ---------   ---------   ----------   -----------
      Total fixed charges                      35,819      27,920       60,569      62,274      40,711        2,715         1,769
                                            ---------   ---------    ---------   ---------   ---------   ----------   -----------
Earnings plus fixed charges                 $ 271,705   $ 157,175    $ 322,613   $ 152,617   $ 272,453   $  199,297   $   214,445
                                            =========   =========    =========   =========   =========   ==========   ===========
Ratio of earnings/(losses) to fixed
      charges                                7.6 to 1    5.6 to 1     5.3 to 1    2.5 to 1    6.7 to 1    73.4 to 1    121.2 to 1
                                            =========   =========    =========   =========   =========   ==========   ===========


                             Everest Re Group, Ltd.
         Ratio of Earnings/(Losses) to Fixed Charges (excluding Annuity
                                Interest Expense)
                             (Dollars in thousands)

                                                 Six Months
                                                Ended June 30,                          Years Ended December 31,
                                               2003       2002          2002        2001       2000         1999         1998
                                               ----       ----          ----        ----       ----         ----         ----
Earnings: Income/(Loss)
      before income taxes/(benefits)        $ 235,886   $ 129,255    $ 262,044   $  90,343   $ 231,742   $  196,582   $   212,676


Fixed Charges:

      Assumed interest component
           of rent expense                        976         934        2,025       1,713       1,325        1,225         1,769
      Interest expense                         28,415      21,218       44,508      46,004      39,386        1,490             0
                                            ---------   ---------    ---------   ---------   ---------   ----------   -----------
      Total fixed charges                      29,391      22,152       46,533      47,717      40,711        2,715         1,769
                                            ---------   ---------    ---------   ---------   ---------   ----------   -----------
Earnings plus fixed charges                 $ 265,277   $ 151,407    $ 308,577   $ 138,060   $ 272,453   $  199,297   $   214,445
                                            =========   =========    =========   =========   =========   ==========   ===========
Ratio of earnings/(losses) to fixed
      charges                                9.0 to 1    6.8 to 1     6.6 to 1    2.9 to 1    6.7 to 1    73.4 to 1    121.2 to 1
                                            =========   =========    =========   =========   =========   ==========   ===========